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                                                                    EXHIBIT 99.1

                                  GENVEC, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

          This proxy is solicited on behalf of the Board of Directors.

         The undersigned hereby constitutes and appoints Jeffrey W. Church, Paul H. Fischer and Steven L. Kaplan and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on [___], July [___], 2003 at [ ] a.m.(local time) and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 4 AND FOR PROPOSALS 1, 2,
3, 5 AND 6, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK
                              AS SOON AS POSSIBLE.
                  (Continued and to be signed on reverse side)
                 -----------------------------------------------

PROPOSAL 1:       To adopt the Agreement and Plan of Reorganization and the
                  related Agreement and Plan of Merger, both dated as of April 14, 2003, between Diacrin, Inc. and GenVec, pursuant to which (a) Diacrin would be merged with and into GenVec;
                  (b) subject to the terms and conditions contained therein, each outstanding share of Diacrin common stock would be converted into 1.5292 shares of GenVec common stock and related preferred share purchase rights (with cash to be distributed instead of issuing fractional shares), as described in the attached joint proxy statement/prospectus;
                  (c) up to 30,000,000 shares of GenVec common stock will be issued in connection with the proposed merger; and (d) upon the consummation of the merger, the board of directors of GenVec would consist of the nine people identified in the attached joint proxy statement/prospectus; and approve the merger, as described in the attached joint proxy statement/prospectus.

                          FOR            AGAINST            ABSTAIN
                          / /              / /                / /


PROPOSAL 2:       Approve an amendment to GenVec's amended and restated
                  certificate of incorporation to increase the number of authorized shares of GenVec's common stock, par value $.001, from 60,000,000 shares to 100,000,000 shares.

                          FOR            AGAINST            ABSTAIN
                          / /              / /                / /



PROPOSAL 3:       Approve an amendment and restatement of GenVec's 2002 Stock
                  Incentive Plan, increasing by 1,000,000 the number of shares authorized for issuance under the plan.

                          FOR            AGAINST            ABSTAIN
                          / /              / /                / /

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED
BELOW.

PROPOSAL 4:       Elect three directors to GenVec's board of directors, each to serve for a term of three years or until a successor has been elected and qualified; however, if the merger is completed, GenVec's board of directors will consist of the nine people identified in the accompanying joint proxy statement/prospectus.


                  / / FOR all nominees listed         / / WITHHOLD AUTHORITY to
                  below (except as marked to          vote for all nominees
                  the contrary below.                 listed below.


NOMINEES: Herbert J. Conrad, Wayne Hockmeyer, Ph.D. and Paul H. Fischer, Ph.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:
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PROPOSAL 5:       Ratify the selection of KPMG LLP as independent auditors of
                  GenVec for the current fiscal year ending December 31, 2003.

                          FOR            AGAINST            ABSTAIN
                          / /              / /                / /

PROPOSAL 6:       Transact such other business as may properly come before the meeting or any adjournments or postponements thereof .




Signature: ____________________________ Date: __________


Signature: ____________________________ Date: __________




NOTE: Please date, sign and return promptly. Signature of the stockholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in the names of two or more persons, each joint owner should sign personally. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.


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                          PROXY VOTING INSTRUCTION CARD
                            o FOLD AND DETACH HERE  o

         Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common stock of GenVec, Inc. that you are entitled to vote. Please consider the issues discussed in the joint proxy statement/prospectus and cast your vote by:

         o Accessing the World Wide Web site http://www.[_____].com to vote via the Internet.

         o Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-8[____________] and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

         o Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to GenVec, Inc., c/o American Stock Transfer & Trust Company, [_________________________________________].